UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 25, 2009

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI  53143

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

The Snap-on Credit LLC joint venture between Snap-on Capital Corporation, a subsidiary of Snap-on Incorporated, and CIT Credit Group USA Inc., a subsidiary of The CIT Group Inc., renews automatically on an annual basis commencing in 2010, unless either party gives notice of termination six months prior to the expiration of the current term due to expire on January 2, 2010.  Because discussions between the parties concerning extending the joint venture are ongoing, the parties agreed on June 25, 2009 to extend the date by which notice of termination may be given from July 3, 2009 until September 15, 2009.  As a result of this agreement, notice by either party that it intends to terminate the joint venture agreement can be given on or before September 15, 2009.  The joint venture arrangements are not otherwise affected.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: June 25, 2009	By:	/s/ Irwin M. Shur
Irwin M. Shur, Vice President,
General Counsel and Secretary